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#29737719 v1

SEPARATION AND RELEASE AGREEMENT
THIS SEPARATION AND RELEASE AGREEMENT (the “Agreement”) is made by and between Kevin D. Reed (the "Employee") and NEW ENTERPRISE STONE & LIME CO., INC., (the “Company”).
[NEEDS TO BE UPDATED]
WHEREAS, the Company and the Employee entered into an Employment Agreement dated October 15, 2013 (the "Employment Agreement:); and
WHEREAS, the Employee has resigned as an employee of the Company on February 28, 2015 (the "Termination Date"); and
WHEREAS, the Company has agreed to pay the Employee certain amounts and to provide him with certain rights and benefits in connection with his resignation, subject to his execution of this Release agreement and his execution and non-revocation of the Second Release (as defined below).
NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, and intending to be bound hereby, the parties agree as follows:
1.Consideration.

1.1     In connection with the termination of the Employee's employment, and in consideration of the Employee's execution of this Release and the Second Release, the Company will (1) pay the Employee an amount of $550,000.00, which shall be paid on the Company's first payroll date following the date that the Second Release becomes irrevocable and (ii) transfer to the Employee title to the Company-owned pickup truck provided to the Employee during his employment.

1.2     The Employee acknowledges that: (i) he has no entitlement under the Employment Agreement or any other severance or similar arrangement maintained by the Company or any of its affiliates, and (ii) except as otherwise provided specifically in this Release, the Company and its affiliates do not and will not have any other liability or obligation to the Employee. The Employee further acknowledges that, int he absence of his execution of this Release and the Second Release, the benefits and payments specified in the Section 1.1 of this Release would not otherwise be due to him. The severance and other benefits described in Section 1.1 are conditioned on the Employee executing the release agreement in the form attached hereto as Exhibit A (the "Second Release") prior to the 22nd day following the Termination Date, and will become payable in accordance with the terms of this Relase upon the Second Release becoming irrevocable.

2.     Release and Covenant Not to Sue.

2.1     The Employee hereby fully and forever releases and discharges the Company, its subsidiaries and each of their predecessors and successors, assigns, stockholders, affiliates, officers, directors, trustees, employees, agents and attorneys, past and present (the Company and each such person or entity is referred to as a "Released Person") from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, ca uses of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, which Employee now has, or hereafter can. shall or may have for, upon or by reason of any act, transaction, practice, conduct, matter, cause or thing of any kind or nature whatsoever (''Claim") arising or occurring through the date of this Release, including, but not limited to, any Claim arising out of the Employee's employment by the Company or the termination thereof, any Claim under the Age Discrimination in Employment Act, 29 U.S.C. § 62 1 , et seq., the Employee Retirement Income Security Act, 29 U.S.C. § 1001 , et seq., any Claim based upon alleged wrongful or

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retaliatory discharge or breach of contract, any Claim for attorneys' fees, and any other Claim under any other federal, state, local or foreign statute, ordinance, regulation, or under any contract, tort or common law theory.

2.2.     The Employee expressly represents that he has not tiled a lawsuit or initiated any other administrative proceeding against a Released Person and that he has not assigned any Claim against a Released Person. The Employee further promises not to initiate a lawsuit or to bring any other Claim against the other arising out of or in any way related to the Employee 's employment by the Company or the termination of that employment. This Release will not prevent the Employee from filing a charge with the Equal Employment Opportunity Commission (or similar state agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state agency); provided, however, that any claim by the Employee for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) would be barred.

2.3.     The foregoing will not be deemed to release the Company from (i) claims solely to enforce this Release, and (ii) claims to enforce your rights under any employee benefit plan in accordance with the terms of the applicable plans.

3.     Cooperation. The Employee further agrees that he will cooperate fully with the Company and its counsel with respect to any matter (including litigation, investigations, or governmental proceedings) in which the Employee was in any way involved during his employment with the Company. The Employee shall render such cooperation in a timely manner on reasonable notice from the Company.

4.     Non-Disparagement. The Company and the Employee mutually agree that they will not disparage, criticize or make statements which are negative, detrimental or injurious to the other parry. Notwithstanding the immediately preceding sentence, the Employee agrees and understands t hat the Company's obligations under this Section 4 shall be limited to the Company's Board of Directors, officers and senior management employees who are made aware of this Release. Nothing herein shall prevent either party from making any truthful statement in connection with any legal proceeding or investigation by the Company or any governmental authority.

5.     Restrictive Covenants. The Employee acknowledges that the restrictive covenants contained in Sections 6, 7 and 8 of the Employment Agreement will survive the termination of his employment (the "Restrictive Covenants"). The Employee affirms that the Restrictive Covenants are reasonable and necessary to protect the legitimate interests of the Company, that he received adequate consideration in exchange for agreeing to those restrictions and that he will abide by those restrictions.

6.     Consulting Services. The Company and the Employee may agree to reasonable terms governing the Employee's provision of consulting services to the Company following the Termination Date. In the event any such arrangement is agreed to, the Employee 's consulting services will be performed as an independent contractor and not an employee of the Company.

7.     Miscellaneous.

7.1. Acknowledgements. The Employee expressly ack nowledges and recites that (i ) he has read and understands the terms of this Release in i ts entirety, (ii ) he has entered i nto this Release knowingly and voluntarily, without any duress or coercion and (ii i ) he has been advised orally and is hereby advised in writing to consult with an attorney with respect to this Release before signing it.

7.2. Tax Withholding. All payments provided to the Employee will be subject to tax withholding in accordance with applicable law.

7.3. No Admission of Liability. This Release is not to be construed as a n adm ission of any violation of any federal, state or loca l statute, ordina nce or regulation or of any duty owed by the Company to the Employee. There have been no such violations, and the Company speci fically denies any such violations.

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7.4. No Reinstatement. The Employee agrees that he will not apply for reinstatement with the Company or seek in any way to be reinstated, re-employed or hired by the Company in the future.
7.5. Successors and Assigns. This Release shall inure to the benefit of and be binding upon the Company and the Employee and their respective successors, permitted assigns, executors, administrators and heirs. The Employee may not make any assignment of this Release or any interest herein, by operation of law or otherwise. The Company may assign this Release to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.

7.6. Severability. Whenever possible, each provision of this Release will be interpreted i n such manner as to be effective and valid under applicable law. However, if any provision of this Release is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Release will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.

7.7. Entire Agreement; Amendments. Except as otherwise provided herein, this Release and the Second Release contain the entire agreement a nd understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof. This Release may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

7.8. Governing Law. This Release shall be governed by, and enforced in accordance with, the laws of the State of New York without regard to the application of the principles of conflicts of laws.

7.9. Execution Date: Counterparts and Facsimiles. This Release may be executed, including execution by facsimile signature, in multiple counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused this Release to be executed by its duly authorized officer, and the Employee has executed this Release, on the date(s) below written.

NEW ENTERPRISE STONE & LIME CO., INC.
By: _/s/ Paul I. Detwiler, III___________
Name: Paul I. Detwiler, III
Title: President & Chief Executive Officer
EXECUTIVE
/s/ Kevin D. Reed____________________
Kevin D. Reed

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EXHIBIT A
SECOND RELEASE

THIS SECOND RELEASE is for and in consideration of the payments and benefits to be provided to Kevin D. Reed (''Employee") in connect ion with the Separation and Release Agreement by and between the Employee and New Enterprise Stone & Lime Co., Inc. (the "Company") dated February __, 2015 (the "Separation Agreement"), which rights are conditioned on the Employee signing this Second Release.

I .    Release and Covenant Not to Sue.

1.1 . The Employee hereby fully and forever releases and discharges the Company, its subsidiaries and each of their predecessors and successors, assigns, stock holders, affiliates, officers, directors, trustees, employees, agents and attorneys, past and present (the Company and each such person or entity is referred to as a "Released Person'') from any and a ll claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect in law, equity or otherwise, whether known or unknown, which Employee now has, or hereafter can, shall or may have for, upon or by reason of any act, transaction. practice, conduct, matter, ca use or thing of any kind or nature whatsoever ("Claim") arising or occurring through the d ate of this Second Release, including, but not limited to, any Claim a rising out of the Employee's employment by the Company or the termination thereof, any Claim under the Age Discrimination in Employment Act, 29 U.S.C. § 62 1 , et seq., the Employee Retirement Income Security Act, 29 U.S.C. § I 00 I, et seq., any Claim based upon alleged wrongful or retaliatory discharge or breach of contract, any Claim for attorneys' fees, and any other Claim under any other federal, state, local or foreign statute, ordinance, regulation, or under any contract, tort or common law theory.

1.2. The Employee expressly represents that he has not filed a lawsuit or initiated any other administrative proceeding against a Released Person and that he has not assigned any Claim against a Released Person. The Employee further promises not to initiate a lawsuit or to bring any other Claim against the other arising out of or in any way related to the Employee's employment by the Company or the termination of that employment. This Second Release will not prevent the Employee from filing a charge with the Equal Employment Opportunity Commission (or similar state agency) or participating in any investigation conducted by the Equal Employment Opportunity Com mission (or si milar state agency); provided, however, that a ny claim by the Employee for persona l relief in connection wi th such a charge or investigation (such as reinstatement or monetary damages) would be barred.

1.3. The foregoing will not be deemed to release the Company from (i ) claims solely to enforce this Second Release, and (ii) claims to enforce your rights under any employee benefit plan in accordance wit h the terms of the applicable plans.

2.     Rescission Right.

2.1 . The Employee expressly acknowledges and recites that (i) he has read and understands the terms of this Second Release in its entirety, (ii) he has entered into this Second Release knowingly and voluntarily, without any duress or coercion; (iii) he has been advised orally and is hereby advised in writing to consult with an attorney with respect to th is Second Release before signing it; (iv) he was provided twenty-one (21) calendar days after receipt of the Second Release to consider its terms before signing it; and (v) he is provided seven (7) calendar days from the date of signing to terminate and revoke this Second Release, in which case this Second Release shall be unenforceable, null and void. The Employee may revoke t his Second Release d u ring those seven (7) days by providing written notice of revocation to New Enterprise Stone & Lime Co., Inc., 391 2 Brumbaugh Rd., New Enterprise, PA 16664 Attn: Chief Executive Officer.

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3.     Challenge. If the Employee violates or challenges the enforceability of any provisions of the Restrictive Covenants, the Separation Agreement or this Second Release, no further payments, rights or benefits under the Separation Agreement will be due to Employee.

4.     Miscellaneous.

4.1. No Admission of Liability. This Second Release is not to be construed as an admission of any viola tion of any federal, state or local statute, ordinance or regulation by the Company, or of any violation of any duty owed by the Company to the Employee. The Company specifically denies any such violations.

4.2. No Reinstatement. The Employee agrees that he will not apply for reinstatement with the Company or its affiliates or seek in any way to be reinstated, re-employed or hired by the Company or its affiliates in the future.

4.3. Successors and Assigns. This Second Release shall inure to the benefit of and be binding upon the Company and the Employee and their respective successors, permitted assigns, executors, administrators and heirs. The Employee may not make any assignment of this Second Release or any interest herein, by operation of law or otherwise. The Company may assign this Second Release to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.

4.4. Severability. Whenever possible, each provision of this Second Release will be interpreted in such manner as to be effective and valid under applicable law. However. if any provision of this Second Release is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Second Release will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.

4.5. Entire Agreement: Amendments. Except as otherwise provided herein, the Separation Agreement and this Second Release contain the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merge and supersede all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof. This Second Release may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

4.6. Governing Law. This Second Release shall be governed by, and enforced in accordance with, the laws of the State of New York, without regard to the application of the principles of conflicts of laws.

Intending to be legally bound, the Employee has executed this Second Release on this 28 day of February, 2015.

____________________________________
KEVIN D. REED